Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2018 Second Quarter Results
Second Quarter Recurring Revenue Grows 16% Representing 90% of Total Revenue;
Reaffirms 2018 Full Year Financial Guidance

Charleston, S.C. (July 30, 2018) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its second quarter ended June 30, 2018.

"We've continued moving the business toward a subscriptions-based revenue model with our mix of recurring revenue now standing at 90 percent of total, a new all-time high for us," said Mike Gianoni, Blackbaud's president and CEO. "We announced our Cloud Solution for Faith Communities with the introduction of Blackbaud Church Management™ which is a massive market for us and a tremendous opportunity to deliver integrated, end-to-end cloud capabilities through a single, connected experience. Our Cloud Solution for Faith Communities takes full advantage of the rapid innovation, modern user experience and enhanced capabilities made possible by our Blackbaud SKY® platform. No one in the industry has taken this approach with a modern platform and customers are lining up to be a part of our early adopter program."

Second Quarter 2018 Results Compared to Second Quarter 2017 Results:

•	Total GAAP revenue was $213.7 million, up 11.5%, with $192.7 million in GAAP recurring revenue, representing 90.2% of total GAAP revenue. GAAP recurring revenue was up 15.8%.

•	Total non-GAAP revenue was $214.6 million, up 11.8%, with $193.6 million in non-GAAP recurring revenue, representing 90.2% of total non-GAAP revenue. Non-GAAP recurring revenue was up 16.2%.

•	Non-GAAP organic revenue increased 4.8% and non-GAAP organic recurring revenue increased 8.0%.

•	GAAP income from operations decreased 31.2% to $11.4 million, with GAAP operating margin decreasing 330 basis points to 5.3%.

•	Non-GAAP income from operations increased 11.9% to $45.2 million, with non-GAAP operating margin increasing 10 basis points to 21.1%.

•	GAAP net income decreased 40.2% to $6.6 million, with GAAP diluted earnings per share of $0.14, down $0.09.

•	Non-GAAP net income increased 28.8% to $33.0 million, with non-GAAP diluted earnings per share of $0.69, up $0.15.

•	Non-GAAP free cash flow was $41.6 million, an increase of $9.8 million.

"We've been diligently executing a workplace strategy to better align our organizational objectives with our geographically diverse workforce in the second quarter,” said Tony Boor, Blackbaud's executive vice president and CFO. "We moved into our new state-of-the-art world headquarters in Charleston, SC, and continued upgrading and expanding our satellite office locations to be more centrally located for employees and closer to customers. We expect to incur near-term before tax restructuring charges from $6 to $8 million through 2019 with future expected annual before-tax savings of between $3 and $4 million beginning in 2020. We've also seen solid gains in our sales productivity and plan to ramp sales hiring heading into the second-half of 2018 with the expectation that we won't see material top-line return on these investments until 2019 and more fully in 2020."

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

PRESS RELEASE

Recent Company Highlights:

•	Blackbaud announced the general availability of the Blackbaud TeamRaiser® integration with Facebook Fundraisers.

•	Blackbaud launched the Cloud Solution for Faith Communities with the introduction of Blackbaud Church Management™.

•	Blackbaud was named to the Forbes America’s Best Employers for Women 2018 list.

•	The company released new innovative benchmarking capabilities in Raiser’s Edge NXT™, its flagship cloud fundraising and relationship management solution.

•
The company reported strong satisfaction rates of Blackbaud CRM™ among higher education institutions seeking to power their advancement needs, expand campus-wide collaboration and develop the infrastructure needed to support future growth.

•	Blackbaud unveiled its new world headquarters during a ribbon-cutting ceremony, just over two years since the company announced plans for its construction in 2016.

•
Blackbaud released results of a commissioned Total Economic Impact™ study conducted by Forrester Consulting, examining the return on investment that schools may experience by deploying The Cloud Solution for K-12 Schools.

•
Susan Connors was named president and general manager of Blackbaud’s Managed Services business, which provides expertise through a range of operational services to help customers scale their impact with measurable outcomes and increased efficiency.

•	Blackbaud announced the acquisition of Reeher, the industry leader in fundraising performance management for higher education.

•	Blackbaud announced that the company will open an office in San José, Costa Rica, its latest international expansion and first presence in Latin America.

Visit www.blackbaud.com/press-room for more information about Blackbaud’s recent highlights.

Dividend
Blackbaud announced today that its Board of Directors has declared a third quarter 2018 dividend of $0.12 per share payable on September 14, 2018 to stockholders of record on August 28, 2018.

Financial Outlook
Blackbaud today reaffirmed its 2018 full year financial guidance:

•	Non-GAAP revenue of $870 million to $890 million

•	Non-GAAP operating margin of 20.6% to 21.0%

•	Non-GAAP diluted earnings per share of $2.75 to $2.88

•	Non-GAAP free cash flow of $165 million to $175 million

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

PRESS RELEASE

Reclassifications
Our revenue from "subscriptions" and "maintenance" and a portion of our "services and other" revenue have been combined within "recurring" revenue beginning in 2018. In order to provide comparability between periods presented, those amounts of revenue have been combined within "recurring" revenue in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. Similarly, "cost of subscriptions" and "cost of maintenance" and a portion of "cost of services and other" have been combined within "cost of recurring" in the previously reported consolidated statements of comprehensive income to conform to presentation of the current period. "Services and other" revenue has been renamed as "one-time services and other" and consists of revenue that did not meet the description of "recurring" revenue in the consolidated statements of comprehensive income. "Cost of services and other" has been renamed as "cost of one-time services and other" and consists of costs that did not meet the description of those related to "recurring" revenue in the consolidated statements of comprehensive income.

Adoption of New Revenue Accounting Standard
On January 1, 2018, we adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), using the full retrospective method of transition, which requires that the standard be applied to all periods presented. The impacts of adoption are reflected in the financial information herein. We have provided more detailed information regarding the impact of our adoption of ASU 2014-09 in a Form 8-K filed with the Securities and Exchange Commission on April 30, 2018. We have also made that information accessible via the Investor Relations section of our website.

Conference Call Details
What:    Blackbaud's 2018 Second Quarter Conference Call
When:    July 31, 2018
Time:     8:00 a.m. (Eastern Time)
Live Call:     800-289-0462 (US/Canada); passcode 367579.
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, foundations, companies, education institutions, healthcare organizations and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing, and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact:	Media Contact:
Mark Furlong	Nicole McGougan
Director of Investor Relations	Public Relations Manager
843-654-2097	843-654-3307
mark.furlong@blackbaud.com	nicole.mcgougan@blackbaud.com

Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the predictability of our financial results, expectations that our revenue will continue to grow, and expectations that we will achieve our projected 2018 full-year financial guidance.

PRESS RELEASE

These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP recurring revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment.

As previously disclosed, beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective

PRESS RELEASE

tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(dollars in thousands)	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$29,194	$29,830
Restricted cash due to customers	295,463	610,344
Accounts receivable, net of allowance of $5,501 and $5,141 at June 30, 2018 and December 31, 2017, respectively	130,509	95,679
Customer funds receivable	5,528	1,536
Prepaid expenses and other current assets	75,816	61,978
Total current assets	536,510	799,367
Property and equipment, net	44,531	42,243
Software development costs, net	62,023	54,098
Goodwill	547,312	530,249
Intangible assets, net	317,220	314,651
Other assets	64,089	57,238
Total assets	$1,571,685	$1,797,846
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$31,141	$24,693
Accrued expenses and other current liabilities	46,182	54,399
Due to customers	300,991	611,880
Debt, current portion	8,576	8,576
Deferred revenue, current portion	306,365	275,063
Total current liabilities	693,255	974,611
Debt, net of current portion	471,236	429,648
Deferred tax liability	48,055	48,023
Deferred revenue, net of current portion	3,442	3,643
Other liabilities	7,474	5,632
Total liabilities	1,223,462	1,461,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 59,301,209 and 58,551,761 shares issued at June 30, 2018 and December 31, 2017, respectively	59	59
Additional paid-in capital	375,949	351,042
Treasury stock, at cost; 10,735,926 and 10,475,794 shares at June 30, 2018 and December 31, 2017, respectively	(264,383)	(239,199)
Accumulated other comprehensive loss	(1,011)	(642)
Retained earnings	237,609	225,029
Total stockholders’ equity	348,223	336,289
Total liabilities and stockholders’ equity	$1,571,685	$1,797,846

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue
Recurring	$192,749	$166,389	$373,595	$326,436
One-time services and other	20,923	25,200	44,261	50,225
Total revenue	213,672	191,589	417,856	376,661
Cost of revenue
Cost of recurring	76,350	66,178	145,429	130,053
Cost of one-time services and other	18,822	20,817	37,780	42,424
Total cost of revenue	95,172	86,995	183,209	172,477
Gross profit	118,500	104,594	234,647	204,184
Operating expenses
Sales, marketing and customer success	48,493	42,580	93,970	83,577
Research and development	25,297	22,870	51,255	45,576
General and administrative	28,447	21,882	53,498	43,805
Amortization	1,201	739	2,470	1,430
Restructuring	3,688	—	4,499	—
Total operating expenses	107,126	88,071	205,692	174,388
Income from operations	11,374	16,523	28,955	29,796
Interest expense	(4,303)	(3,216)	(7,820)	(5,593)
Other income, net	346	827	506	1,113
Income before provision for income taxes	7,417	14,134	21,641	25,316
Income tax provision (benefit)	825	3,105	(2,702)	1,145
Net income	$6,592	$11,029	$24,343	$24,171
Earnings per share
Basic	$0.14	$0.24	$0.52	$0.52
Diluted	$0.14	$0.23	$0.51	$0.51
Common shares and equivalents outstanding
Basic weighted average shares	47,222,657	46,662,481	47,121,692	46,584,263
Diluted weighted average shares	48,053,094	47,691,340	48,030,547	47,586,893
Dividends per share	$0.12	$0.12	$0.24	$0.24
Other comprehensive (loss) income
Foreign currency translation adjustment	(8,817)	(349)	(2,380)	(197)
Unrealized gain (loss) on derivative instruments, net of tax	765	(4)	1,844	178
Total other comprehensive loss	(8,052)	(353)	(536)	(19)
Comprehensive (loss) income	$(1,460)	$10,676	$23,807	$24,152

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2018	2017
Cash flows from operating activities
Net income	$24,343	$24,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,847	36,481
Provision for doubtful accounts and sales returns	3,697	5,469
Stock-based compensation expense	24,953	20,129
Deferred taxes	1,121	(1,524)
Amortization of deferred financing costs and discount	376	468
Other non-cash adjustments	(419)	(540)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(38,092)	(44,809)
Prepaid expenses and other assets	(18,629)	(3,262)
Trade accounts payable	6,327	(3,951)
Accrued expenses and other liabilities	(6,675)	(8,467)
Deferred revenue	29,545	30,386
Net cash provided by operating activities	66,394	54,551
Cash flows from investing activities
Purchase of property and equipment	(9,575)	(5,666)
Capitalized software development costs	(16,359)	(13,614)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(45,315)	(49,729)
Purchase of derivative instruments	—	(516)
Net cash used in investing activities	(71,249)	(69,525)
Cash flows from financing activities
Proceeds from issuance of debt	173,500	575,700
Payments on debt	(132,150)	(529,169)
Debt issuance costs	—	(3,085)
Employee taxes paid for withheld shares upon equity award settlement	(25,184)	(16,644)
Proceeds from exercise of stock options	11	14
Change in due to customers	(309,189)	(85,581)
Change in customer funds receivable	(4,391)	—
Dividend payments to stockholders	(11,653)	(11,530)
Net cash used in financing activities	(309,056)	(70,295)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(1,606)	(196)
Net decrease in cash, cash equivalents, and restricted cash	(315,517)	(85,465)
Cash, cash equivalents, and restricted cash, beginning of period	640,174	370,673
Cash, cash equivalents, and restricted cash, end of period	$324,657	$285,208
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2018	December 31, 2017
Cash and cash equivalents	$29,194	$29,830
Restricted cash due to customers	295,463	610,344
Total cash, cash equivalents and restricted cash in the statement of cash flows	324,657	640,174

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP Revenue	$213,672	$191,589	$417,856	$376,661
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	919	348	1,267	348
Non-GAAP revenue	$214,591	$191,937	$419,123	$377,009

GAAP gross profit	$118,500	$104,594	$234,647	$204,184
GAAP gross margin	55.5%	54.6%	56.2%	54.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	919	348	1,267	348
Add: Stock-based compensation expense	1,645	950	2,740	1,741
Add: Amortization of intangibles from business combinations	10,677	10,072	21,063	19,927
Add: Employee severance	12	21	587	973
Add: Acquisition-related integration costs	25	—	25	86
Subtotal	13,278	11,391	25,682	23,075
Non-GAAP gross profit	$131,778	$115,985	$260,329	$227,259
Non-GAAP gross margin	61.4%	60.4%	62.1%	60.3%

GAAP income from operations	$11,374	$16,523	$28,955	$29,796
GAAP operating margin	5.3%	8.6%	6.9%	7.9%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	919	348	1,267	348
Add: Stock-based compensation expense	13,861	10,835	24,953	20,129
Add: Amortization of intangibles from business combinations	11,878	10,811	23,533	21,357
Add: Employee severance	100	120	1,031	2,866
Add: Acquisition-related integration costs	2,194	—	2,627	230
Add: Acquisition-related expenses	1,211	1,762	1,605	2,332
Add: Restructuring costs	3,688	—	4,499	—
Subtotal	33,851	23,876	59,515	47,262
Non-GAAP income from operations	$45,225	$40,399	$88,470	$77,058
Non-GAAP operating margin	21.1%	21.0%	21.1%	20.4%

GAAP income before provision for income taxes	$7,417	$14,134	$21,641	$25,316
GAAP net income	$6,592	$11,029	$24,343	$24,171

Shares used in computing GAAP diluted earnings per share	48,053,094	47,691,340	48,030,547	47,586,893
GAAP diluted earnings per share	$0.14	$0.23	$0.51	$0.51

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	825	3,105	(2,702)	1,145
Add: Total non-GAAP adjustments affecting income from operations	33,851	23,876	59,515	47,262
Add (less): Loss (gain) on derivative instrument	—	(475)	—	(475)
Add: Loss on debt extinguishment	—	162	—	162
Non-GAAP income before provision for income taxes	41,268	37,697	81,156	72,265
Assumed non-GAAP income tax provision(1)	8,254	12,063	$16,232	$23,125
Non-GAAP net income	$33,014	$25,634	$64,924	$49,140

Shares used in computing non-GAAP diluted earnings per share	48,053,094	47,691,340	48,030,547	47,586,893
Non-GAAP diluted earnings per share	$0.69	$0.54	$1.35	$1.03

(1)
Beginning in 2018, Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The 2017 measures of non-GAAP net income and non-GAAP diluted earnings per share are calculated under Blackbaud's historical non-GAAP effective tax rate of 32.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP revenue	$213,672	$191,589	$417,856	$376,661
GAAP revenue growth	11.5%		10.9%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(769)	11,603	(421)	20,805
Total Non-GAAP adjustments	(769)	11,603	(421)	20,805
Non-GAAP revenue (2)	$212,903	$203,192	$417,435	$397,466
Non-GAAP organic revenue growth	4.8%		5.0%

Non-GAAP revenue (2)	$212,903	$203,192	$417,435	$397,466
Foreign currency impact on non-GAAP revenue (3)	(1,890)	—	(3,983)	—
Non-GAAP revenue on constant currency basis (3)	$211,013	$203,192	$413,452	$397,466
Non-GAAP organic revenue growth on constant currency basis	3.8%		4.0%

GAAP recurring revenue	$192,749	$166,389	$373,595	$326,436
GAAP recurring revenue growth	15.8%		14.4%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(650)	11,558	(347)	20,567
Total Non-GAAP adjustments	(650)	11,558	(347)	20,567
Non-GAAP recurring revenue	$192,099	$177,947	$373,248	$347,003
Non-GAAP organic recurring revenue growth	8.0%		7.6%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
Non-GAAP revenue for the prior year periods presented herein may not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

(dollars in thousands)	Six months ended June 30,
	2018	2017
GAAP net cash provided by operating activities	$66,394	$54,551
Less: purchase of property and equipment	(9,575)	(5,666)
Less: capitalized software development costs	(16,359)	(13,614)
Non-GAAP free cash flow	$40,460	$35,271